UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

BOLT TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(203) 853-0700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 3, 2014, Bolt Technology Corporation, a Connecticut corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), and Lightning Merger Sub, Inc., a Connecticut corporation, wholly owned by Teledyne (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), and the Company will become a wholly owned subsidiary of Teledyne. At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by Teledyne, Merger Sub, the Company or any shareholders who have properly exercised and perfected appraisal rights under Connecticut law) will be converted automatically into the right to receive $22.00 in cash, without interest. Additionally, at the effective time of the Merger, each outstanding option to purchase common stock of the Company (whether vested or unvested) will be converted into the right to receive an amount in cash equal to the excess, if any, of $22.00 over the exercise price of such option, and each outstanding share of restricted stock shall vest and become free of restrictions and be converted into the right to receive an amount in cash equal to $22.00, in each case without interest and less any required withholding taxes.

The Board of Directors of the Company unanimously approved the Merger Agreement and resolved to recommend that the Company’s shareholders vote to approve the Merger. The consummation of the Merger is subject to closing conditions, including approval of the Merger Agreement by the holders of the requisite number of shares of Company common stock under the Connecticut Business Corporation Act, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the absence of certain governmental injunctions or legal actions, among other things, making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by the Merger Agreement, the absence of a “material adverse effect” with respect to the Company, and other conditions customary for a transaction of this type.

The Merger Agreement provides that the Company may not solicit competing acquisition proposals, subject to certain exceptions designed to allow the Company’s Board of Directors to fulfill its fiduciary duties.

In addition, the Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Teledyne a termination fee equal to $7,500,000 and to pay Teledyne’s expenses up to $1,000,000.

The Company, Teledyne and Merger Sub each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger.

The Merger Agreement has been attached as an exhibit to this report to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Teledyne or Merger Sub or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of the Company, Teledyne and Merger Sub made solely for purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by the Company, Teledyne and Merger Sub in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Teledyne and Merger Sub rather than establishing matters as facts.

Shareholder Agreements

Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to the willingness of Teledyne and Merger Sub to enter into the Merger Agreement, each of the directors and certain executive officers of the Company (the “Shareholders”) entered into a shareholder agreement (each a “Shareholder Agreement” and collectively the “Shareholder Agreements”) covering a total of 493,502 shares (including shares that may be acquired upon exercise of options to acquire shares) of the Company’s common stock legally or beneficially owned by the Shareholders (the “Shares”). Under the Shareholder Agreements, and subject to the terms and conditions set forth therein, each Shareholder (i) has agreed to vote his Shares in favor of the Merger, (ii) has agreed to certain restrictions on the disposition of such Shares and (iii) tenders his resignation from any directorships occupied with the Company and any of its subsidiaries, subject to and effective upon the closing of the Merger. The executive officers of the Company have also agreed not to compete with Teledyne for three years. The Shareholder Agreements provide that they will terminate concurrently with any termination of the Merger Agreement.

The foregoing description of the Merger Agreement and the Shareholder Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the forms of Shareholder Agreement attached as exhibits to the Merger Agreement and filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company agrees to furnish, supplementally, a copy of any omitted schedule to the Merger Agreement to the SEC upon request.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Joseph Espeso, the Senior Vice President-Finance and Chief Financial Officer, had intended to retire from the Company on or about September 15, 2014. Mr. Espeso has informed the Company of his decision not to retire and he will continue to serve as Senior Vice President-Finance and Chief Financial Officer of the Company.

Pursuant to the terms of their respective Shareholder Agreements, Joseph Espeso, Michael C. Hedger, Stephen F. Ryan, Kevin M. Conlisk, Peter J. Siciliano, Gerald A. Smith, Michael H. Flynn, George R. Kabureck and Raymond M. Soto tendered their resignations as directors of the Company, subject to and effective upon the effective time of the Merger.

Item 8.01. Other Events.

On September 3, 2014, the Company and Teledyne issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Statements in this document regarding the proposed transaction between Teledyne and the Company, the expected timetable for completing the transaction, benefits and synergies of the transaction, and any other statements about Teledyne or the Company’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8−K. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, the timing of consummating the proposed Merger, the risk that a condition to closing of the Merger may not be satisfied, the risk that a regulatory approval that may be required for the proposed Merger is not obtained or is obtained subject to conditions that are not anticipated and the other factors described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 and the Company’s Quarterly Reports on Form 10-Q for the periods ending September 30, 2013, December 31, 2013 and March 31, 2014. Teledyne and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document. Investors are cautioned not to rely unduly on forward−looking statements when evaluating the information presented within.

Additional Information and Where to Find It

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Teledyne, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Bolt Technology Corporation, Four Duke Place, Norwalk, CT 06854, Attn: Investor Relations or by calling (203) 853-0700.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

Participants in Solicitation

The Company and Teledyne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, its proxy statement dated October 24, 2013, and its Current Report on Form 8-K filed August 15, 2014, which are filed with the SEC. As of September 3, 2014, the Company’s directors and officers owned approximately 471,919 shares, or 5.4%, of the Company’s common stock (excluding shares of common stock underlying outstanding options). Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of September 3, 2014 among Teledyne Technologies Incorporated, Lightning Merger Sub, Inc. and Bolt Technology Corporation

99.1	Joint Press Release, dated as of September 3, 2014, of Teledyne Technologies Incorporated and Bolt Technology Corporation announcing the execution of a merger agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board and
Chief Executive Officer)

Dated:    September 3, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of September 3, 2014 among Teledyne Technologies Incorporated, Lightning Merger Sub, Inc. and Bolt Technology Corporation

99.1	Joint Press Release, dated as of September 3, 2014, of Teledyne Technologies Incorporated and Bolt Technology Corporation announcing the execution of a merger agreement